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                                                                     Exhibit 5.1

                               January 12, 2001

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447

        Re: Opinion of Counsel as to Legality of Shares of Common Stock to be Registered Under the Securities Act of 1993

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 500,000 shares of Common Stock, $.01 par value, of Urologix, Inc. (the "Company") offered to officers, directors, employees and consultants of the Company pursuant to the Amended and Restated Urologix, Inc. 1991 Stock Option Plan (the "Plan").

     As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 500,000 shares of Common Stock to be offered to officers, directors, employees and consultants by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                                   /s/ Lindquist & Vennum